UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITRONICS INC.

(Exact name of registrant as specified in its charter)

                                       TEXAS                                                                             75-2198369

                     (State or other jurisdiction                                                                (I.R.S. Employer

                 of incorporation or organization)                                                           Identification No.)

6490 S. McCarran Blvd., Bldg. C-23, Reno, NV           89509

   (Address of principal executive offices)                     (zip code)

Itronics Inc.

Year 2008 Employee/Consultant Stock Compensation Plan

(Full title of the plan)

Gersten Savage LLP

600 Lexington Avenue

New York, New York 10022

(212) 752-9700

_______________________________________________

(Name, address and telephone number of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ( )                                                                                          Accelerated filer ( )

Non-accelerated filer ( ) (Do not check if a smaller reporting company)

Smaller reporting company (X)

CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED             PROPOSED

TITLE OF                                                 AMOUNT                MAXIMUM             MAXIMUM

SECURITIES                                          OF SHARES               OFFERING           AGGREGATE        AMOUNT OF

TO BE                                                         TO BE                       PRICE                   OFFERING         REGISTRATION

REGISTERED                                       REGISTERED              PER SHARE                PRICE                     FEE (1)

Common Stock                                     100,000,000 (2)              $0.0056                   $560,000                    $22.01

Par value $0.0001

per share

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on the average of May 15, 16, 19, 20, and 21, 2008 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Itronics Inc. Year 2008 Employee/Consultant Stock Compensation Plan (the "Plan").

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

           (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December 31, 2007.

           (2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

           (3) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

           (4) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgments, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

*         5.1 Opinion of Gersten Savage LLP

*         10.1 Itronics Inc. Year 2008 Employee/Consultant Supplemental Stock Compensation Plan

*         23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP

*         23.2 Consent of Cacciamatta Accountancy Corporation

           23.3 Consent of Gersten Savage LLP (contained in the opinion filed as Exhibit 5.1 hereof)

----------------------------

(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

        (1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a) (3) of the Securities Act;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

        (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

SIGNATURES’

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno ,

State of Nevada, on May 28, 2008

ITRONICS INC.

(Registrant)

                                                                         By /S/ JOHN W. WHITNEY

                                                                             President, Treasurer, Director

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 28, 2008                                              By: /S/ JOHN W. WHITNEY

                                                                                   John W. Whitney

                                                                                   President, Treasurer and Director

                                                                                   (Principal Executive and Financial Officer)

Date: May 28, 2008                                              By: /S/ MICHAEL C. HORSLEY

                                                                                   Michael C. Horsley

                                                                                   Controller

                                                                                   (Principal Accounting Officer)

Date: May 28, 2008                                               By: /S / HOWLAND S. GREEN

                                                                                   Howland S. Green

                                                                                    Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno,

State of Nevada, on May 28, 2008

YEAR 2008 EMPLOYEE/CONSULTANT

STOCK COMPENSATION PLAN

(Plan)

                                                                    By: /S/ JOHN W. WHITNEY

                                                                          John W. Whitney

                                                                          President, Treasurer and Director

                                                                          (Principal Executive Officer)